UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2013

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Compensation of Officer

On April 25, 2013, the Compensation Committee of the Board of Directors (the “Board”) of Oceaneering International, Inc. (“Oceaneering”), in connection with a recent increase in responsibilities assigned to Clyde W. Hewlett, Senior Vice President, Subsea Services, approved increases in Mr. Hewlett’s compensation, effective May 1, 2013, as follows:

•	increase in base salary to $340,000;

•	increase in the maximum payment under Oceaneering’s cash bonus award plan for 2013 to 80% of base salary; and

•	increase in the amount credited to his notional account in Oceaneering’s Supplemental Executive Retirement Plan to 25% of base salary.

Mr. Hewlett was a named executive officer in Oceaneering’s proxy statement for its 2013 annual meeting of shareholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 26, 2013, Oceaneering held its annual meeting of shareholders (“Annual Meeting”). The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.	The two nominees proposed by the Board were elected as Class III directors for a three-year term that is scheduled to expire at Oceaneering’s 2016 annual meeting of shareholders, and the voting results are set forth below:

Name of Director	For	Withheld	Broker-Non-Votes
Paul B. Murphy, Jr.	93,352,032	2,153,826	5,103,228
Harris J. Pappas	91,421,165	4,084,693	5,103,228

As we previously reported in our proxy statement for the Annual Meeting, Mr. David S. Hooker resigned as a director of Oceaneering, effective concurrently with the election of the Class III directors at the Annual Meeting.

2.	The compensation of Oceaneering’s named executive officers was approved, on an advisory basis, and the voting results are set forth below:

For	Against	Abstentions	Broker-Non-Votes
87,953,182	6,385,682	1,168,248	5,101,974

3.	The appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2013 was ratified, and the voting results are set forth below:

For	Against	Abstentions	Broker-Non-Votes
99,475,521	879,606	253,959	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ David K. Lawrence
David K. Lawrence
Vice President, General Counsel and Secretary

Date: April 30, 2013